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SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 1999

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-2402 (Commission File Number)	41-0319970 (IRS Employer Identification Number)
1 Hormel Place, Austin, Minnesota (Address of principal executive offices)	55912 (Zip Code)

Registrant's telephone number, including area code: (507) 437-5737

Pages: This report contains three (3) pages numbered sequentially from this cover page.

Item 5.  OTHER MATERIALLY IMPORTANT EVENTS

    On November 24, 1999, the Company announced that the Board of Directors authorized a two-for-one split of its Common Stock at their November 22 regular meeting. The split is subject to shareholder approval at the Annual Meeting which will be held January 25, 2000. As part of the shareholder approval, the number of authorized shares of Common Stock would be increased from 200 million to 400 million. The record date for the stock split has been established as January 25, 2000.

    Joel W. Johnson, Chairman of the Board, President and Chief Executive Officer, stated that the proposed two-for-one split would bring the price of Hormel Foods Common Stock to a level more attractive to the individual investor. The split will result in a wider distribution of the shares and a broader market for the Company's Common Stock by making more shares available for trading at a lower price per share.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)
		By	/s/ D. J. HODAPP D. J. HODAPP Executive Vice President and Chief Financial Officer
		By	/s/ J. N. SHEEHAN J. N. SHEEHAN Treasurer
Dated:	December 9, 1999

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SIGNATURES